UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

MEDWELLAI, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Drew Street, Suite 3

Clearwater, FL 33765

(Address of principal executive offices, including zip code)

(215) 613-9898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 30, 2025, Integrated Ventures, Inc. (the “Company”) received confirmation from the Secretary of State of the State of Nevada of the filing of the Amendment to Articles of Incorporation (the “Amendment to Articles”), which effected the change of the Company’s name to “MedwellAI, Inc.” (the “Name Change”).

On June 17, 2025, the Financial Industry Regulatory Authority (FINRA) announced that the Name Change would be effected in the marketplace on June 18, 2025, together with the change of the Company’s stock symbol to “MWAI” (the “Symbol Change”).

The foregoing description of the Amendment to Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Articles, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item. 8.01 Other Items

Item 5.03 is hereby incorporated by reference.

Effective June 18, 2025, as a result of the Symbol Change and the Name Change, the Company’s shares continue to trade on the OTC Marketplace, under the new symbol “MWAI” and the Company’s new name, MedwellAI, Inc. is reflected.

The Name Change and Symbol Change do not impact shareholders’ proportionate equity interests or voting rights in the Company, which remain unchanged.

Item. 9.01. Financial Statements and Exhibits.

Exhibit No.:	Description:
3.1	Amendment to Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDWELLAI, INC.

Date: June 24, 2025	By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer

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